As filed with the Securities and Exchange Commission on June 30, 2025

Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Kingsoft Cloud Holdings Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Building D, Xiaomi Science and Technology Park, No. 33 Xierqi Middle Road, Haidian District Beijing, 100085, the People’s Republic of China +86 10 6292 7777
(Address, Including Zip Code, and Telephone Number, Including Area Code, of registrant’s Principal Executive Offices)

2021 Share Incentive Plan
(Full title of the plan)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

+1 800-221-0102

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Haijian He	Li He, Esq.
Chief Financial Officer	Davis Polk & Wardwell LLP
Building D, Xiaomi Science and Technology Park	c/o 18th Floor, The Hong Kong
No. 33 Xierqi Middle Road	Club Building
Haidian District	3A Chater Road, Central
Beijing, 100085,	Hong Kong
the People’s Republic of China	+852 2533-3300
+86 10 6292 7777

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 171,312,170 ordinary shares, par value US$0.001 per share, of the Registrant, that are issuable under the Registrant’s 2021 Share Incentive Plan. These 171,312,170 ordinary shares are additional securities of the same class as other securities for which a registration statement (File No. 333-265051) on Form S-8 relating to the 2021 Share Incentive Plan was filed with the Securities and Exchange Commission (the “Commission”) on May 18, 2022. Pursuant to General Instruction E to Form S-8, the contents of such earlier registration statements are incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents previously filed with the Commission by the Registrant are incorporated herein by reference.

(1) The Registrant’s annual report on Form 20-F for the fiscal year ended December 31, 2024 (File No. 001-39278) filed on April 15, 2025 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

(2) The description of the Registrant’s ordinary shares contained in the Registrant’s registration statement on Form 8-A under the Exchange Act filed on May 4, 2020, as modified by any amendment or report filed for the purpose of updating such description (File No. 001-39278).

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8. EXHIBITS

The Exhibits listed on the accompanying Exhibit Index are filed as a part of, or incorporated by reference into, this Registration Statement. (See Exhibit Index below).

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.1	The Second Amended and Restated Memorandum and Articles of Association of the Registrant, as currently in effect (incorporated herein by reference to Exhibit 3.1 to the current report on Form 6-K (File No. 001-39278), furnished with the Commission on December 29, 2022)

4.2	Registrant’s Specimen Certificate for Ordinary Shares (incorporated herein by reference to Exhibit 4.2 to the Registrant’s registration statement on Form F-1 filed on April 17, 2020) (Securities Act File No. 333-237726)

4.3	Deposit Agreement, dated May 7, 2020 among the Registrant, the depositary and the owners and holders of the American Depositary Shares (incorporated herein by reference to Exhibit 4.3 to the registration statement on Form F-1 (File No. 333-248943), as amended, initially filed with the SEC on September 21, 2020)

5.1*	Opinion of Maples and Calder (Hong Kong) LLP

10.1	2021 Share Incentive Plan, as amended (incorporated herein by reference to Exhibit 4.24 to the Annual Report of the Registrant on Form 20-F filed with the Commission on April 27, 2023)

23.1*	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1).

23.2*	Consent of Independent Registered Public Accounting Firm

24.1*	Power of Attorney (included on the signature page of this Registration Statement)

107*	Filing fee table

*Filed herewith.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the PRC, on June 30, 2025.

Kingsoft Cloud Holdings Limited

By:	/s/ Haijian He
Name:	Haijian He
Title:	Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Haijian He, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 30, 2025.

Signature	Title

/s/ Jun Lei	Chairman of the Board of Directors
Jun Lei

/s/ Tao Zou	Vice Chairman of the Board of Directors, Acting Chief Executive Officer
Tao Zou	(principal executive officer)

/s/ Haijian He	Director, Chief Financial Officer
Haijian He	(principal financial officer and principal accounting officer)

/s/ Duo Zhang	Director
Duo Zhang

/s/ Mingto Yu	Independent Director
Mingto Yu

/s/ Hang Wang	Independent Director
Hang Wang

/s/ Jingyuan Qu	Independent Director
Jingyuan Qu

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Kingsoft Cloud Holdings Limited, has signed this registration statement or amendment thereto in New York on June 30, 2025.

Authorized U.S. Representative

Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name: Colleen A. De Vries
Title: Senior Vice President